                                                                    EXHIBIT 4(g)

                      MERRILL LYNCH LIFE INSURANCE COMPANY

                           QUALIFIED PLAN ENDORSEMENT

The following tables are substituted for the tables set forth in the contract to which the endorsement is attached:

                              ANNUITY OPTION TABLES

MINIMUM GUARANTEED MONTHLY ANNUITY PAYMENT FOR EACH $1,000 APPLIED UNDER OPTION

                     OPTION 2 (Payments for a Fixed Period)

---------------------------------------------------------------------------------------------------------------
 Years           Each             Years           Each          Years          Each         Years        Each
Payable         Payment          Payable        Payment        Payable        Payment      Payable      Payment
---------------------------------------------------------------------------------------------------------------
   5             17.91              9            10.53           13            7.71          17          6.23
   6             15.14             10            9.61            14            7.26          18          5.96
   7             13.16             11            8.86            15            6.87          19          5.73
   8             11.68             12            8.24            16            6.53          20          5.51
---------------------------------------------------------------------------------------------------------------

 OPTION 3 (Life Annuity), OPTION 4 (Life Annuity with 10 or 20 Years Guaranteed)
               And OPTION 5 (Return of Contract Value Guaranteed)

---------------------------------------------------------------------------------------------------------------------------------
*Adjusted     Life        10 Years      20 Years     Return of    *Adjusted      Life      10 Years       20 Years      Return of
   Age       Annuity     Guaranteed    Guaranteed     Contract       Age        Annuity   Guaranteed     Guaranteed      Contract
                                                       Value                                                              Value
---------------------------------------------------------------------------------------------------------------------------------
    56        4.27          4.23          4.11          4.10          71          6.24       5.94           5.09          5.56
    57        4.35          4.31          4.17          4.17          72          6.46       6.10           5.14          5.70
    58        4.44          4.39          4.23          4.24          73          6.69       6.26           5.19          5.85
    59        4.53          4.48          4.30          4.31          74          6.93       6.44           5.24          6.01
    60        4.63          4.57          4.36          4.39          75          7.20       6.61           5.28          6.18

    61        4.73          4.66          4.43          4.47          76          7.48       6.79           5.32          6.36
    62        4.84          4.77          4.50          4.56          77          7.79       6.98           5.36          6.54
    63        4.96          4.87          4.56          4.65          78          8.12       7.16           5.39          6.74
    64        5.09          4.98          4.63          4.74          79          8.47       7.35           5.41          6.95
    65        5.22          5.10          4.70          4.84          80          8.85       7.54           5.44          7.17

    66        5.37          5.23          4.77          4.95          81          9.26       7.72           5.45          7.40
    67        5.52          5.35          4.84          5.06          82          9.69       7.90           5.47          7.65
    68        5.68          5.49          4.90          5.17          83          10.17      8.08           5.48          7.91
    69        5.86          5.63          4.97          5.29          84          10.68      8.25           5.49          8.18
    70        6.04          5.78          5.03          5.42          85          11.23      8.41           5.50          8.48
---------------------------------------------------------------------------------------------------------------------------------

                   OPTION 6 (Joint and Survivor Life Annuity)

-----------------------------------------------------------------------------------------------------------------------------------
*Adjusted                                                                                                                *Adjusted
  Age of                                                                                                                   Age of
Annuitant                                      *Adjusted Age of Joint Annuitant                                           Annuitant
-----------------------------------------------------------------------------------------------------------------------------------
            50            55            60            65            70            75            80             85
        -----------   -----------   -----------   -----------   -----------   -----------   -----------   ------------
        100%   2/3    100%   2/3    100%   2/3    100%   2/3    100%   2/3    100%   2/3    100%   2/3    100%    2/3
        --------------------------------------------------------------------------------------------------------------
  50    3.47   3.72   3.57   3.86   3.65   4.01   3.72   4.17   3.77   4.35   3.80   4.54   3.83   4.74   3.84    4.93       50
  55    3.57   3.86   3.70   4.02   3.83   4.19   3.94   4.39   4.02   4.60   4.09   4.82   4.13   5.05   4.16    5.28       55
  60    3.65   4.01   3.83   4.19   4.01   4.40   4.18   4.64   4.32   4.89   4.43   5.17   4.51   5.44   4.56    5.72       60
  65    3.72   4.17   3.94   4.39   4.18   4.64   4.42   4.92   4.64   5.24   4.83   5.58   4.98   5.94   5.08    6.28       65

  70    3.77   4.35   4.02   4.60   4.32   4.89   4.64   5.24   4.98   5.64   5.29   6.08   5.55   6.54   5.74    7.00       70
  75    3.80   4.54   4.09   4.82   4.43   5.17   4.83   5.58   5.29   6.08   5.76   6.65   6.20   7.26   6.56    7.88       75
  80    3.83   4.74   4.13   5.05   4.51   5.44   4.98   5.94   5.55   6.54   6.20   7.26   6.87   8.07   7.49    8.94       80
  85    3.84   4.93   4.16   5.28   4.56   5.72   5.08   6.28   5.74   7.00   6.56   7.88   7.49   8.94   8.45   10.12       85
-----------------------------------------------------------------------------------------------------------------------------------

Information for ages and Annuity Options not shown will be furnished on request.

* "Adjusted Age" is the actual age on the Annuity Date reduced by one year for each 10 full years between January 1, 2000 and the Annuity Date. For example:

           --------------------------------------------------------
           ANNUITY DATE            ADJUSTED AGE
           --------------------------------------------------------
           Before 2010             Actual age
           --------------------------------------------------------
           2010 to 2019            Subtract 1 year from actual age
           --------------------------------------------------------
           2020 to 2029            Subtract 2 years from actual age
           --------------------------------------------------------
           2030 to 2039            Subtract 3 years from actual age
           --------------------------------------------------------
           2040 to 2049            Subtract 4 years from actual age
           --------------------------------------------------------

   The above tables are based on the combined male/female 1983 Table "a" with interest at 3%.


                                  MERRILL LYNCH LIFE INSURANCE COMPANY

                                  By: /s/ LORI M. SALVO
                                      ----------------------------------------
                                                     Secretary